                                                                     EXHIBIT 4.8

                                VCA ANTECH, INC.

                               SECOND AMENDMENT TO
                          CREDIT AND GUARANTY AGREEMENT

         This SECOND AMENDMENT, dated as of November 16, 2001 (this "Amendment"), to the Credit and Guaranty Agreement, dated as of September 20, 2000 (as amended through the date hereof, the "Credit Agreement"), by and among VICAR OPERATING, INC., a Delaware corporation ("Company"), VCA ANTECH, INC. a Delaware corporation (formerly known as Veterinary Centers of America, Inc., "Holdings"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Sole Lead Arranger (in such capacity, "Lead Arranger"), and as Sole Syndication Agent (in such capacity, "Syndication Agent"), and WELLS FARGO BANK, N.A. ("Wells Fargo"), as Administrative Agent (together with its permitted successors in such capacity, "Administrative Agent") and as Collateral Agent (together with its permitted successor in such capacity, "Collateral Agent"). Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.

                                    RECITALS:

         WHEREAS, Company proposes issuing subordinated indebtedness in an aggregate principal amount of not less than $150,000,000 and consummating an initial public offering of common stock of Holdings providing aggregate gross proceeds of not less than $168,000,000; and

         WHEREAS, Holdings and Company have requested that Requisite Lenders agree to make amendments to certain provisions to the Credit Agreement in order to effectuate the above transactions.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.   AMENDMENTS TO CREDIT AGREEMENT

        A.   Amendments to Section 1: Definitions.

     (a) Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in proper alphabetical order:

          "New Company Subordinated Note Indenture" means an Indenture to be entered into between Company and JP Morgan Chase, pursuant to which the New Company Subordinated Notes are to be issued in form and substance reasonably acceptable to the Agents, as such Indenture may hereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.16.

          "New Company Subordinated Notes" means the subordinated notes due no earlier than 2010 in an aggregate principal amount of not less than $150,000,000 in form and substance reasonably acceptable to the Agents, as such notes may hereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.16.

          "Holdings IPO" means an initial public offering of common stock of Holdings consummated no later than November 30, 2001 and providing gross proceeds to Holdings of not less than $168,000,000.

          "Immaterial Subsidiary" for purposes of Section 8.1(f) and Section 8.1(g), shall mean one or more Subsidiaries of Holdings that, on a consolidated basis did not (i) for the most recently concluded Fiscal Year account for more than 3.0% of consolidated revenues of Holdings and its Subsidiaries and (ii) as of the last day of such Fiscal Year own more than 3.0% of the consolidated assets of Holdings and its Subsidiaries.

          "Second Amendment" means the Second Amendment dated November 16, 2001 to this Agreement by and among Company, Holdings, Requisite Lenders as of the date of such amendment and the Agents.

          "Second Amendment Closing Date" has the meaning assigned to that term in the Second Amendment.

     (b) Section 1.1 of the Credit Agreement is hereby amended by deleting each of the definitions of "Change of Control", "Consolidated Adjusted EBITDA", "Material Real Estate Asset", "Permitted Acquisition", "Permitted Partially-Owned Subsidiary", "Permitted Seller Notes" and "Senior Subordinated Note Documents" in their entirety and substituting therefor the following:

          "Change of Control" means, at any time, (i) (A) prior to the consummation of the Holdings IPO, Sponsor, Co-Investors and Management Investors shall cease to beneficially own and control at least 51% on a fully diluted basis of the voting interests of the Capital Stock of Holdings and (B) concurrently with or at any time after the consummation of the Holdings IPO, Sponsor, Co-Investors and Management Investors shall collectively cease to beneficially own and control at least 35% on a fully diluted basis of the voting interests in the Capital Stock of Holdings;
     (ii) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Sponsor (a) (I) at any time prior to the consummation of the Holdings IPO, shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interests in the Capital Stock of Holdings and (II) concurrently with or at any time after the consummation of the Holdings IPO shall have acquired beneficial ownership of a percentage greater than that owned by the Sponsor, Co-Investors and Management Investors collectively, on a fully diluted basis of the voting interests in the Capital Stock of Holdings or (b) at all times, shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings; (iii) Sponsor and Co-Investors shall collectively cease to beneficially own and control on a fully diluted basis a percentage of the voting interests in the Capital Stock of Holdings greater than any other Person or group (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act); (iv) Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the Capital Stock of Company; or (v) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company cease to be occupied by Persons who either (a) were members of the board of directors of Company on the Closing Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (vi) any "change of control" or similar event under the Holdings Senior Note Documents or the Senior Subordinated Note Documents shall occur.

          "Consolidated Adjusted EBITDA" means, for any period, an amount determined for Company and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period but, notwithstanding anything to the contrary herein, including without limitation, reserves for lease expense and other charges and expenses related to the closure of hospitals to the extent not paid in cash), (g) to the extent deducted in calculating Consolidated Net Income, Transaction Costs, (h) payments made under the Management Services Agreement in accordance with the provisions of Section 6.5(l) and (i) to the extent deducted in calculating Consolidated Net Income, other one-time non-recurring charges incurred by Holdings, Company or any of Company's Subsidiaries associated with the Holdings IPO and the New Company Subordinated Notes, including, without limitation (A) any non-cash charges incurred by Holdings and/or Company; provided, that such non-cash charges shall not exceed $10,400,000 in the aggregate; (B) a one-time payment to Sponsor; provided, that such one-time payment to Sponsor shall not exceed $8,000,000; and (C) underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, minus (ii) non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period); provided that the foregoing shall be subject to the adjustments described in Schedule 1.1.

          "Material Real Estate Asset" means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $150,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $500,000 per annum or (ii) any Real

     Estate Asset that the Requisite Lenders have determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any Subsidiary thereof, including Company.

          "Permitted Acquisition" means any acquisition by Company or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, 51% or more of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

               (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

               (ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

              (iii) in the case of the acquisition of Capital Stock, (i) at least 51% of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned by Company or a Guarantor Subsidiary thereof, (ii) in the case of acquisitions where Company owns more than 51% but less than 100% of such Subsidiary, Company shall designate such Subsidiary as a Permitted Partially-Owned Subsidiary, and (iii) except in the case of a Permitted Partially-Owned Subsidiary, Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

               (iv) Any Person or assets so acquired shall be located exclusively in the United States;

               (v) Holdings and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended (as determined in accordance with Section 6.8(f));

               (vi) Company shall have delivered to Administrative Agent (A) at least five Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (v) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8; provided, however, that Company shall not be required to comply with the provisions of this clause (vi) with respect to acquisitions unless the consideration of such acquisition is greater than $3,000,000; and

               (vii) any Person or assets or division as acquired in accordance herewith shall be in a business or lines of business the same as, related, complementary or ancillary to, the business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date.

                  "Permitted Partially-Owned Subsidiary" means (a) those Subsidiaries of Company listed on Schedule 1.2 existing on the Closing Date, and (b) those Subsidiaries of Company acquired or created after the Closing Date and designated by Company as a Permitted Partially-Owned Subsidiary by written notice to the Administrative Agent, provided, that, with respect to Permitted Partially-Owned Subsidiaries acquired or created after the Closing Date, (i) Company owns at least 51% of the outstanding Capital Stock of such Subsidiary,
         (ii) the remaining Capital Stock of such Subsidiary is owned directly or indirectly, by one or more licensed veterinarians who are actively involved in the business of such Subsidiary, (iii) Company shall use its commercially reasonable efforts to cause such Subsidiary to become a Guarantor Subsidiary, (iv) if Company fails to obtain a Guaranty from such Subsidiary, then such Subsidiary shall not own and lease any Material Real Estate Assets, and (v) Company shall use commercially reasonable efforts to cause such veterinarian to pledge his or her Capital Stock in such Permitted Partially-Owned Subsidiary in favor of the Collateral Agent for the benefit of the Secured Parties; provided, further, that (i) at no time shall the total portion of Consolidated Adjusted EBITDA contributed by all Subsidiaries constituting Permitted Partially-Owned Subsidiaries exceed 15% of Consolidated Adjusted EBITDA and (ii) at no time shall the portion of Consolidated Adjusted EBITDA contributed by all Permitted Partially-Owned Subsidiaries acquired or created after the Closing Date which are not Guarantor Subsidiaries exceed 10% of Consolidated Adjusted EBITDA.

                  "Permitted Seller Notes" means promissory notes containing subordination provisions in substantially the form of, or no less favorable to Lenders (in the reasonable judgment of Administrative Agent) than the subordination provisions contained in, Exhibit K annexed hereto, representing any Indebtedness of Holdings or Company incurred in connection with any Permitted Acquisition payable to the seller in connection therewith, as such note may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 6.16; provided that, no Permitted Seller Note shall (i) be guarantied by any Subsidiary of Holdings or secured by any property of Holdings, Company or any of its Subsidiaries, (ii) bear cash interest at a rate greater than 8.5% per annum; or, (iii) except in accordance with subsection 6.5, provide for any prepayment or repayment of all or any portion of the principal thereof prior to the date of the final scheduled installment of principal of the Loans; provided, further, that in no event shall the aggregate scheduled cash payments of principal and interest on all outstanding Permitted Seller Notes exceed $4,000,000 in any Fiscal Year.

                  "Senior Subordinated Note Documents" means the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the New Company Subordinated Notes, the New Company Subordinated Note Indenture, the Company Purchase Agreement, the Senior Subordinated Note Registration Rights Agreement, and each other document executed in connection with the Senior Subordinated Notes, as such document may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.16.

     B. Amendments to Section 2: Mandatory Prepayments.

     (a) Section 2.13(c) of the Credit Agreement is hereby amended by adding the following paragraph at the conclusion thereof as follows:

     "Notwithstanding any of the foregoing to the contrary, on the date of receipt by Holdings of any Cash proceeds from the Holdings IPO, such Cash proceeds (together with additional Cash on hand as of the Second Amendment Effective Date) shall be applied, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses to (i) redeem the Preferred Stock (which, together with the redemption set forth in Section 2.13(d) shall redeem the Preferred Stock in full) and (ii) prepay a portion of the Holdings Senior Notes; provided, that in the event that Holdings or any of its Subsidiaries receives gross proceeds from the issuance of the Holdings IPO in excess of $168,000,000 (such excess above $168,000,000, the "Excess IPO Proceeds"), Holdings and/or Company, as applicable, shall apply such Excess IPO Proceeds to prepay the Holdings Senior Notes, prepay the Loans as set forth in Section 2.14(b) and/or prepay the Senior Subordinated Notes at Holdings' and/or Company's discretion."

     (b) Section 2.13(d) of the Credit Agreement is hereby amended by adding the following paragraph at the conclusion thereof as follows:

     "Notwithstanding any of the foregoing to the contrary, on the date of receipt by Holdings and any of its Subsidiaries of any Cash proceeds from the incurrence by Company of the New Company Subordinated Notes, such Cash proceeds shall be applied, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses to (i) redeem Preferred Stock (which, together with the redemption set forth in Section 2.13(c) shall redeem the Preferred Stock in full) and (ii) prepay the Loans as set forth in Section 2.14(b); provided that in any event, the Loans shall be prepaid with the proceeds of the New Company Subordinated Notes in an aggregate principal amount of not less than $100,000,000; provided, further, that in the event that Company receives gross proceeds from the issuance of the New Company Subordinated Notes in excess of $150,000,000 (such excess above $150,000,000, the "Excess Note Proceeds"), Holdings and/or Company, as applicable, shall apply such Excess Note Proceeds to prepay the Holdings Senior Notes, prepay the Loans as set forth in Section 2.14(b) and/or prepay the Senior Subordinated Notes at Holdings' and/or Company's discretion."

     (b) Section 2.14(b) of the Credit Agreement is hereby amended by adding the following paragraph at the conclusion thereof as follows:

     "Notwithstanding any of the foregoing to the contrary, any Loans required to be prepaid pursuant to the receipt by Holdings or any of its Subsidiaries of the proceeds from the Holdings IPO and/or the New Company Subordinated Notes pursuant to Sections 2.13(c) and 2.13(d) shall be applied to prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to the remaining scheduled Installments of principal of the Tranche A Term Loans and Tranche B Term Loans."

     C. Amendments to Section 6: Negative Covenants.

     (a) Section 6.1 of the Credit Agreement is hereby amended by deleting
Section 6.1(c) in its entirety and replacing it with the following:

     "(c) (x) (i) Indebtedness incurred by Company with respect to the Senior Subordinated Notes and (ii) other Indebtedness incurred to refinance, in whole or in part, Indebtedness under the Senior Subordinated Notes if the terms and conditions thereof are not less favorable, taken as a whole, to the obligor thereon or to the Lenders than the Indebtedness being refinanced and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced; provided, such Indebtedness permitted under the immediately preceding clause (ii) above shall (A) not include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being refinanced, (B) not exceed in principal amount (or accreted value, in the case of any such refinancing Indebtedness issued with a discount) of the Indebtedness (including the amount of interest and principal (and premium, if any)) being refinanced plus the amount of customary underwriting discounts, financing fees and commissions and other reasonable costs and expenses associated with the issuance thereof, (C) be subordinated to the Obligations on terms which are not less favorable, taken as a whole, to the Lenders than the corresponding terms of the Indebtedness being refinanced, and (D) not be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;
   (y) (i) Indebtedness incurred by Holdings with respect to the Holdings Senior Notes and (ii) other Indebtedness incurred to refinance, in whole or in part, Indebtedness under the Holdings Senior Notes if the terms and conditions thereof are not less favorable, taken as a whole, to the obligor thereon or to the Lenders than the Indebtedness being refinanced and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced; provided, such Indebtedness permitted under the immediately preceding clause (ii) above shall (A) not include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being refinanced,
   (B) not exceed in principal amount (or accreted value, in the case of any such refinancing Indebtedness issued with a discount) of the Indebtedness (including the amount of interest and principal (and premium, if any)) being refinanced plus the amount of customary underwriting discounts, financing fees and commissions and other reasonable costs and expenses associated with the issuance thereof, and (C) not be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom; and (z) (i) Indebtedness incurred by Company with respect to the New Company Subordinated Notes and (ii) other Indebtedness incurred to refinance, in whole or in part, Indebtedness under the New Company Subordinated Notes if the terms and conditions thereof are not less favorable, taken as a whole, to the obligor thereon or to the Lenders than the Indebtedness being refinanced and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced; provided, such Indebtedness permitted under the immediately preceding clause (ii) above shall (A) not include Indebtedness of an obligor that was not an obligor with respect to the

   Indebtedness being refinanced, (B) not exceed in principal amount (or accreted value, in the case of any such refinancing Indebtedness issued with a discount) of the Indebtedness (including the amount of interest and principal (and premium, if any)) being refinanced plus the amount of customary underwriting discounts, financing fees and commissions and other reasonable costs and expenses associated with the issuance thereof, (C) be subordinated to the Obligations on terms which are not less favorable, taken as a whole, to the Lenders than the corresponding terms of the Indebtedness being refinanced and (D) not be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;"

     (b) Section 6.1 of the Credit Agreement is hereby further amended by deleting Section 6.1(m) in its entirety and replacing it with the following:

     "(m) Permitted Seller Notes (i) issued by Holdings as consideration in Permitted Acquisitions; provided, that the aggregate principal amount of such Permitted Seller Notes issued by Holdings shall not exceed $17,500,000; and
   (ii) issued by Company as consideration in Permitted Acquisitions; provided, that the aggregate principal amount of such Permitted Seller Notes issued by Company shall not exceed $7,500,000;"

     (c) Section 6.1 of the Credit Agreement is hereby further amended by deleting the word "and" at the conclusion of Section 6.1(r), deleting "." at the conclusion of Section 6.1(s) and replacing it with "; and", and by adding the following Section 6.1(t):

     "(t) the guaranty by Holdings of Indebtedness of Company pursuant to the New Company Subordinated Notes; provided, that such guaranty is unsecured and subordinated to the Obligations."

     (d) Section 6.5 of the Credit Agreement is hereby amended by deleting the word "and" at the conclusion of Section 6.5(l), deleting "." at the conclusion of Section 6.5(m) and replacing it with "; and", and by adding the following
Section 6.5(n):

     "(n) Holdings and Company may make the Restricted Junior Payments contemplated in connection with the Holdings IPO and the New Company Subordinated Notes, as set forth in Section 2.13(c) and 2.13(d)."

     (e) Section 6.7 of the Credit Agreement is hereby amended by deleting
Section 6.7(m) in its entirety and replacing it with the following:

     "(m) other Investments in an aggregate amount not to exceed at any time $6,000,000."

     (f) Section 6.8 of the Credit Agreement is hereby amended by deleting Sections 6.8(a) through and including Section 6.8(e) in their entirety and replacing them with the following:

          "(a) Interest Coverage Ratio. Company shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2001 to be less than the correlative ratio indicated:

                                                       Interest
                    Fiscal Quarter                  Coverage Ratio
               --------------------------------     --------------
               December 31, 2001                       2.00:1.00
               --------------------------------     --------------
               March 31, 2002                          2.00:1.00
               --------------------------------     --------------
               June 30, 2002                           2.00:1.00
               --------------------------------     --------------
               September 30, 2002                      2.00:1.00
               --------------------------------     --------------
               December 31, 2002                       2.25:1.00
               --------------------------------     --------------
               March 31, 2003                          2.25:1.00
               --------------------------------     --------------
               June 30, 2003                           2.25:1.00
               --------------------------------     --------------
               September 30, 2003                      2.25:1.00
               --------------------------------     --------------
               December 31, 2003                       2.50:1.00
               --------------------------------     --------------
               March 31, 2004                          2.50:1.00
               --------------------------------     --------------
               June 30, 2004                           2.75:1.00
               --------------------------------     --------------
               September 30, 2004                      2.75:1.00
               --------------------------------     --------------
               December 31, 2004 and thereafter        3.00:1.00
               --------------------------------     --------------

          (b) Fixed Charge Coverage Ratio. Company shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2001, to be less than the correlative ratio indicated:


                                                     Fixed Charge
                    Fiscal Quarter                  Coverage Ratio
               --------------------------------     --------------
               December 31, 2001
                and thereafter                         1.10:1.00
               --------------------------------     --------------

          (c) Leverage Ratio. Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2001, to exceed the correlative ratio indicated:

                          Fiscal                        Leverage
                          Quarter                        Ratio
               --------------------------------     --------------
               December 31, 2001                       4.50:1.00
               --------------------------------     --------------
               March 31, 2002                          4.50:1.00
               --------------------------------     --------------
               June 30, 2002                           4.25:1.00
               --------------------------------     --------------
               September 30, 2002                      4.00:1.00
               --------------------------------     --------------
               December 31, 2002                       4.00:1.00
               --------------------------------     --------------
               March 31, 2003                          3.75:1.00
               --------------------------------     --------------
               June 30, 2003                           3.75:1.00
               --------------------------------     --------------
               September 30, 2003                      3.50:1.00
               --------------------------------     --------------
               December 31, 2003                       3.50:1.00
               --------------------------------     --------------
               March 31, 2004                          3.25:1.00
               --------------------------------     --------------
               June 30, 2004                           3.25:1.00
               --------------------------------     --------------
               September 30, 2004                      3.00:1.00
               --------------------------------     --------------
               December 31, 2004                       2.75:1.00
               --------------------------------     --------------
               March 31, 2005                          2.75:1.00
               --------------------------------     --------------
               June 30, 2005                           2.50:1.00
               --------------------------------     --------------
               September 30 2005 and thereafter        2.25:1.00
               --------------------------------     --------------

          (d) Senior Leverage Ratio. Company shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2001, to exceed the correlative ratio indicated:

                                                        Senior
                     Fiscal Quarter                 Leverage Ratio
               --------------------------------     --------------
               December 31, 2001                       2.50:1.00
               --------------------------------     --------------
               March 31, 2002                          2.25:1.00
               --------------------------------     --------------
               June 30, 2002                           2.00:1.00
               --------------------------------     --------------
               September 30, 2002                      2.00:1.00
               --------------------------------     --------------
               December 31, 2002                       2.00:1.00
               --------------------------------     --------------
               March 31, 2003                          2.00:1.00
               --------------------------------     --------------
               June 30, 2003                           1.75:1.00
               --------------------------------     --------------
               September 30, 2003                      1.75:1.00
               --------------------------------     --------------
               December 31, 2003                       1.50:1.00
               --------------------------------     --------------
               March 31, 2004                          1.50:1.00
               --------------------------------     --------------
               June 30, 2004                           1.50:1.00
               --------------------------------     --------------
               September 30, 2004                      1.50:1.00
               --------------------------------     --------------
               December 31, 2004                       1.25:1.00
               --------------------------------     --------------
               March 31, 2005                          1.25:1.00
               --------------------------------     --------------
               June 30, 2005                           1.25:1.00
               --------------------------------     --------------
               September 30, 2005                      1.25:1.00
               --------------------------------     --------------
               December 31, 2005 and thereafter        1.00:1.00
               --------------------------------     --------------

                  (e) Maximum Consolidated Capital Expenditures. Holdings shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year beginning with the Fiscal Year 2001, in an aggregate amount for Holdings and its Subsidiaries in excess of the following:

                                                    Maximum Consolidated
                         Fiscal Year                Capital Expenditures
               ----------------------------------   --------------------
               Fiscal Year 2001 and in any Fiscal
               Year prior to the consummation of
               the Holdings IPO                          $20,000,000
               --------------------------------     --------------------
               In any Fiscal Year (other than
               Fiscal Year 2001) after the
               consummation of the Holdings IPO          $22,000,000
               --------------------------------     --------------------

     ; provided, that 50% of any unutilized amount for any Fiscal Year may be utilized in the next succeeding Fiscal Year, but in no event shall any amount from any Fiscal Year prior to the immediately preceding Fiscal Year be utilized in the calculations of the foregoing."

     (g) Section 6.9 of the Credit Agreement is hereby amended by deleting
Section 6.9(h) in its entirety and replacing it with the following:

          "(h) Permitted Acquisitions, the consideration for which constitutes
     (i) $10,000,000 or less in the aggregate from the Closing Date through the end of the fourth Fiscal Quarter of Fiscal Year 2000, (ii) $25,000,000 or less in the aggregate in Fiscal Year 2001, and (iii) $30,000,000 or less in the aggregate in any Fiscal Year thereafter; provided, that $5,000,000 of any unutilized amount for any Fiscal Year may be utilized in the next immediately succeeding Fiscal Year (but not in any Fiscal Years thereafter); provided, further, however, that with respect to any acquisition the consideration of which is (i) prior to the consummation of the Holdings IPO, greater than $7,500,000 and (ii) after the consummation of the Holdings IPO, greater than $12,500,000, Company shall not make such acquisition without the prior consent of Administrative Agent and Syndication Agent, such consent not to be unreasonably withheld;"

          D. Amendments to Section 8: Events of Default.

     Section 8.1 of the Credit Agreement is hereby amended by deleting Section 8.1(f) and 8.1(g) in their entirety and replacing them with the following:

          "(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries), and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

          (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) shall make any assignment for the benefit of creditors; or
     (ii) Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or"

SECTION II.       CONDITIONS PRECEDENT TO EFFECTIVENESS

     The effectiveness of the amendments set forth at Section I hereof are subject to the satisfaction, or waiver, of the following conditions on or before the date hereof (the "Second Amendment Closing Date"):

     (a) The Company, Holdings and Requisite Lenders shall have indicated their consent by the execution and delivery of the signature pages hereof to the Agent.

     (b) Company shall have received net proceeds from the New Company Subordinated Notes of not less than $147,000,000 and such proceeds shall have been applied as contemplated by this Second Amendment.

     (c) The Agent shall have received a certificate from an officer of the Company stating that as of the Second Amendment Closing Date, the representations and warranties contained in Section III herein and in the other Credit Documents are true, correct and complete in all respects on and as of the Second Amendment Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all respects on and as of such earlier date.

                  (d) The Agent shall have received a certificate from an officer of the Company stating that as of the Second Amendment Closing Date, no event has occurred and is continuing that would constitute an Event of Default or a Default.

                  (e) The Agent shall have received a certificate from an officer of the Company demonstrating that as of the Second Amendment Closing Date, the ratio of total net debt of the Company (defined as Consolidated Total Debt less Company's Cash on hand as of the Second Amendment Closing Date) to pro forma Consolidated Adjusted EBITDA of the Company for the twelve month period ending September 30, 2001 (which for purposes of this ratio shall be $89,000,000) shall not exceed 3.75:1.00.

                  (f) Company shall have paid all fees and other amounts due and payable on or prior to the Second Amendment Closing Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Credit Document.

                  (g) The Agent and Lenders shall have received such other documents and information regarding Credit Parties and the Credit Agreement as the Agents or Lenders may reasonably request.

SECTION III.   REPRESENTATIONS AND WARRANTIES

                   A. Corporate Power and Authority. Each Credit Party has all requisite corporate power and authority to enter into this Second Amendment and to carry out the transactions contemplated by, and perform its obligations under the Credit Agreement and the other Credit Documents.

                   B. Authorization of Agreements. The execution and delivery of this Second Amendment and the performance of the Credit Agreement and the other Credit Documents have been duly authorized by all necessary corporate or partnership (as applicable) action on the part of each Credit Party.

                   C. No Conflict. The execution and delivery by each Credit Party of this Second Amendment and the performance by each Credit Party of the Credit Agreement and the other Credit Documents do not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of each Credit Party or any of its Subsidiaries except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority except to the extent such violation could not reasonably be expected to have a Material Adverse Effect or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which each Credit Party or any of its Subsidiaries is a party or by which any of them or any of their property is or may be bound except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any contractual obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Second Amendment Closing Date.

                   D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the execution and delivery by each Credit Party of this Second Amendment and the performance by each Credit Party of the Credit Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

                   E. Binding Obligation. This Second Amendment and the Credit Agreement have been duly executed and delivered by each Credit Party and each constitutes a legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                   F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                   G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Second Amendment that would constitute an Event of Default or a Default.

SECTION IV.   ACKNOWLEDGMENT AND CONSENT

         Each of Holdings and each Domestic Subsidiary of Holdings (other than Company and certain Permitted Partially-Owned Subsidiaries) has (i) guaranteed the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure its obligations under the Credit Agreement and the Collateral Documents subject to the terms and provisions of the Credit Agreement. Each of Holdings and each Domestic Subsidiary of Holdings who has guaranteed the Obligations are collectively referred to herein as the "Credit Support Parties", and the

Credit Agreement and the Collateral Documents are collectively referred to herein as the "Credit Support Documents".

         Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Second Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Second Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents the payment and performance of all "Obligations" under each of the Credit Support Documents, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations" under each of the Credit Support Documents, as the case may be, in respect of the Obligations of the Company now or hereafter existing under or in respect of the Credit Agreement and hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the "Obligations" under each of the Credit Support Documents to which it is a party (whether at stated maturity, by acceleration or otherwise).

         Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Second Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Credit Agreement, this Second Amendment and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Second Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Second Amendment and (ii) nothing in the Credit Agreement, this Second Amendment or any other Credit Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION V.   MISCELLANEOUS

                   A. Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

                   B. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                   C. Reference to Credit Agreement. On and after the Second Amendment Closing Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

                   D. Effect on Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

                   E. Execution. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

                   F. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

                   G. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                   H. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company, Holdings and Administrative Agent and Syndication Agent of written or telephonic notification of such execution and authorization of delivery thereof.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:                                      VICAR OPERATING, INC.



                                              By:____________________________
                                                 Name: Robert L. Antin
                                                 Title:  Chief Executive Officer
                                                         and President

                                              By:____________________________
                                                 Name: Tomas W. Fuller
                                                 Title: Chief Financial Officer
                                                        and Assistant Secretary

HOLDINGS:                                     VCA ANTECH, INC.



                                              By:_____________________________
                                                 Name: Robert L. Antin
                                                 Title: Chief Executive Officer
                                                        and President

                                              By:_____________________________
                                                Name: Tomas W. Fuller
                                                Title: Chief Financial Officer
                                                       and Assistant Secretary

GUARANTORS:                              AAH MERGER CORPORATION
                                         ACADEMY ANIMAL, INC.
                                         ANDERSON ANIMAL HOSPITAL, INC.
                                         ANIMAL EMERGENCY CLINIC, P.C.
                                         ANIMAL CLINIC OF SANTA CRUZ, INC.
                                         BEAUMONT VETERINARY ASSOCIATES, P.C.
                                           BERLA, INC.

                                      CACOOSING ANIMAL HOSPITAL, LTD.
                                      CACOOSING PET CARE & NUTRITION CENTER,
                                        INC.
                                      CLARMAR ANIMAL HOSPITAL, INC.
                                      DETWILER VETERINARY CLINIC, INC.
                                      DIAGNOSTIC VETERINARY SERVICE, INC.
                                      EAGLE PARK ANIMAL CLINIC, INC.
                                      EAGLE RIVER VETERINARY HOSPITAL, INC.
                                      EDGEBROOK, INC.
                                      FLORIDA VETERINARY LABORATORIES, INC.
                                      FOX CHAPEL ANIMAL HOSPITAL, INC.
                                      FREEHOLD, INC.
                                      GLEN ANIMAL HOSPITAL, INC.
                                      GOLDEN MERGER CORPORATION
                                      H.B. ANIMAL CLINICS, INC.
                                      HOWELL BRANCH ANIMAL HOSPITAL, P.A.
                                      HIGHLANDS ANIMAL HOSPITAL, , INC.
                                      LAKE JACKSON VETERINARY CLINIC, INC.
                                      LAKEWOOD ANIMAL HOSPITAL, INC.
                                      LAMMERS VETERINARY HOSPITAL, INC.
                                      LEWELLING VETERINARY CLINIC, INC.
                                      MILLER ANIMAL HOSPITAL
                                      M.S. ANIMAL HOSPITALS, INC.
                                      NEWARK ANIMAL HOSPITAL, INC.
                                      NORTHERN ANIMAL HOSPITAL, INC.
                                      NORTH ROCKVILLE VETERINARY HOSPITAL, INC.
                                      NORTHSIDE ANIMAL HOSPITAL, P.C.
                                      NOYES ANIMAL HOSPITAL, INC.
                                      OAK HILL VETERINARY HOSPITAL, INC.
                                      OLD TOWN VETERINARY HOSPITAL, INC.
                                      PET PRACTICE (MASSACHUSETTS), INC.
                                      PETS' RX, INC.
                                      PETS' RX NEVADA, INC.
                                      PPI OF PENNSYLVANIA, INC.
                                      PRINCETON ANIMAL HOSPITAL, INC.
                                      PROFESSIONAL VETERINARY SERVICES, INC.
                                      RIVIERA ANIMAL HOSPITAL, INC.
                                      ROBERTSON BLVD. ANIMAL HOSPITAL, INC.

                                      ROSSMOOR - EL DORADO ANIMAL HOSPITAL, INC.
                                      ROSSMOOR CENTER ANIMAL CLINIC, INC.
                                      SAN VICENTE ANIMAL CLINIC
                                      SILVER SPUR ANIMAL HOSPITAL, INC.
                                      SOUTH COUNTY VETERINARY CLINIC, INC.
                                      SPANISH RIVER ANIMAL HOSPITAL, INC.
                                      TAMPA ANIMAL MEDICAL CENTER, INC.
                                      THE PET PRACTICE (FLORIDA), INC.
                                      THE PET PRACTICE (ILLINOIS), INC.
                                      THE PET PRACTICE (MASSACHUSETTS), INC.
                                      THE PET PRACTICE OF MICHIGAN, INC.
                                      VCA ALABAMA, INC.
                                      VCA ALBANY ANIMAL HOSPITAL, INC.
                                      VCA ALBUQUERQUE, INC.
                                      VCA ALL PETS ANIMAL COMPLEX, INC.
                                      VCA ALPINE ANIMAL HOSPITAL, INC.
                                      VCA ANDERSON OF CALIFORNIA ANIMAL
                                        HOSPITAL, INC.
                                      VCA ANIMAL HOSPITALS, INC.
                                      VCA ANIMAL HOSPITAL WEST, INC.
                                      VCA APAC ANIMAL HOSPITAL, INC.
                                      VCA - ASHER, INC.
                                      VCA BAY AREA ANIMAL HOSPITAL, INC.
                                      VCA CACOOSING ANIMAL HOSPITAL, INC.
                                      VCA CASTLE SHANNON VETERINARY HOSPITAL,
                                        INC.
                                      VCA CENTERS-TEXAS, INC.
                                      VCA CENVET, INC.
                                      VCA CLARMAR ANIMAL HOSPITAL, INC.
                                      VCA CLINICAL VETERINARY LABS, INC.
                                      VCA CLINIPATH LABS, INC.
                                      VCA CLOSTER, INC.
                                      VCA DETWILER ANIMAL HOSPITAL, INC.
                                      VCA DOVER ANIMAL HOSPITAL, INC.
                                      VCA EAGLE RIVER ANIMAL HOSPITAL, INC.
                                      VCA EAST ANCHORAGE ANIMAL HOSPITAL, INC.
                                      VCA GOLDEN COVE ANIMAL HOSPITAL, INC.

                                      VCA GREATER SAVANNAH ANIMAL HOSPITAL, INC.
                                      VCA HOWELL BRANCH ANIMAL HOSPITAL, NC.
                                      VCA INFORMATION SYSTEMS, INC.
                                      VCA KANEOHE ANIMAL HOSPITAL, INC.
                                      VCA LAKESIDE ANIMAL HOSPITAL, INC.
                                      VCA LAMB AND STEWART ANIMAL HOSPITAL, INC.
                                      VCA LAMMERS ANIMAL HOSPITAL, INC.
                                      VCA LEWIS ANIMAL HOSPITAL, NC.
                                      VCA MARINA ANIMAL HOSPITAL, NC.
                                      VCA MILLER ANIMAL HOSPITAL, INC.
                                      VCA MISSION, INC.
                                      VCA NORTHBORO ANIMAL HOSPITAL, INC.
                                      VCA NORTHWEST VETERINARY DIAGNOSTICS, INC.
                                      VCA OF COLORADO-ANDERSON, INC.
                                      VCA OF NEW YORK, INC.
                                      VCA OF SAN JOSE, INC.
                                      VCA OF TERESITA, INC.
                                      CA PROFESSIONAL ANIMAL LABORATORY, INC.
                                      VCA REAL PROPERTY ACQUISITION
                                        CORPORATIONVCA REFERRAL ASSOCIATES
                                        ANIMAL HOSPITAL, INC.
                                      VCA ROHRIG ANIMAL HOSPITAL, INC.
                                      VCA - ROSSMOOR, INC.
                                      VCA SILVER SPUR ANIMAL HOSPITAL, INC.
                                      VCA SOUTH SHORE ANIMAL HOSPITAL, INC.
                                      SPECIALTY PET PRODUCTS, INC.
                                      VCA SQUIRE ANIMAL HOSPITAL, INC.
                                      VCA ST. PETERSBURG ANIMAL HOSPITAL, INC.
                                      VCA TEXAS MANAGEMENT, INC.
                                      VCA WYOMING ANIMAL HOSPITAL, INC.
                                      VETERINARY HOSPITALS, INC.
                                      WEST LOS ANGELES VETERINARY MEDICAL GROUP,
                                        INC.
                                      WESTWOOD DOG & CAT HOSPITAL
                                      W.E. ZUSCHLAG, D.V.M., WORTH ANIMAL
                                        HOSPITAL, CHARTERED

                                      WILLIAM C. FOUTS, D.V.M., LTD.
                                        WINGATE, INC.

                                      By:____________________________
                                      Name: Robert L. Antin
                                      Title: Chief Executive Officer and
                                             President

                                      By:____________________________
                                      Name: Tomas W. Fuller
                                      Title: Chief Financial Officer and
                                             Assistant Secretary

                                      VCA VILLA ANIMAL HOSPITAL, L.P.
                                      By: VCA Animal Hospitals, Inc.
                                      General Partner

                                      By:____________________________
                                         Name: Robert L. Antin
                                         Title: Chief Executive Officer and
                                                President

                                      By:____________________________
                                         Name: Tomas W. Fuller
                                         Title: Chief Financial Officer and
                                                Assistant Secretary

                                      VETERINARY CENTERS OF AMERICA-TEXAS, L.P.
                                      By: VCA Centers-Texas, Inc.,
                                      General Partner

                                      By:____________________________
                                      Name: Robert L. Antin
                                      Title: Chief Executive Officer and
                                             President

                                      By:____________________________
                                      Name: Tomas W. Fuller
                                      Title: Chief Financial Officer and
                                             Assistant Secretary

                                      ANIMAL CENTER, INC.

                                      By:____________________________
                                      Name:
                                      Title:



                                      ASSOCIATES IN PET CARE, S.C.

                                      By:____________________________
                                      Name:
                                      Title:



                                      KIRKWOOD ANIMAL HOSPITAL - LEA M.E. TAMMI,
                                        V.M.D., P.A.

                                      By:____________________________
                                      Name:
                                      Title:



                                      MAIN STREET SMALL ANIMAL HOSPITAL, INC.

                                      By:____________________________
                                      Name:
                                      Title:



                                      SOUTHEAST AREA VETERINARY MEDICAL CENTER,
                                        P.C.

                                      By:____________________________
                                      Name:
                                      Title:

                                      VCA ASSOCIATE ANIMAL HOSPITAL, L.P.

                                      By:____________________________
                                      Name:
                                      Title:



                                      VCA HERITAGE ANIMAL HOSPITAL, L.P.

                                      By:____________________________
                                      Name:
                                      Title:



                                      TOMS RIVER VETERINARY HOSPITAL, P.A.

                                      By:____________________________
                                      Name:
                                      Title:

SOLE SYNDICATION AGENT,
SOLE LEAD ARRANGER,
AND A LENDER:                         GOLDMAN SACHS CREDIT PARTNERS L.P.,

                                      By:________________________
                                           Authorized Signatory

ADMINISTRATIVE AGENT,
COLLATERAL AGENT
AND A LENDER:                         WELLS FARGO BANK, N.A.


                                      By: __________________________
                                      Name:
                                      Title: